Exhibit 99.1
Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors
Grupo Vasconia, S.A.B.

Opinion on the consolidated financial statements

We have audited the accompanying consolidated statement of financial position of Grupo Vasconia S.A.B. and subsidiaries (the “Company”) as of December 31, 2019 and 2018, and the related consolidated statements of comprehensive income, changes in equity, and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “consolidated financial statements”) (not present herein). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the consolidated results of operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IASB”).

Change in Accounting Principle

As discussed in Note 2 to the consolidated financial statements, effective on January 1, 2019, the Company changed its method of accounting for leases due to the adoption of IFRS 16, Leases.

Differences from U.S. generally accepted accounting principles

International Financial Reporting Standards as issued by the IASB vary in certain significant respects from U.S. generally accepted accounting principles. Information relating to the nature and effect of such differences is presented in Note 24 to the consolidated financial statements.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with International Standards on Auditing. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

CASTILLO MIRANDA Y COMPAÑÍA, S.C.

/s/ Jose Luis Villalobos Zuazua

Jose Luis Villalobos Zuazua

We have served as the Company’s auditor since 2018.

Mexico City, Mexico
March 13, 2020